THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE.

THE ACQUISITION OF THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

SECURITIES PURCHASE AGREEMENT

A. The undersigned (the "Shareholder" or "Investor") acknowledges that Immune Therapeutics Inc., ("IMUN" or the "Company") is offering for sale shares of the Company's common stock at Three ($0.03) cents (the "Shares") Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations promulgated by the United States Securities and Exchange Commission (the "**SEC**") under the Securities Act of 1933, as amended (the "**1933 Act**").

B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) shares of the Company's common stock at $0.03 (Three cents) (the "Shares").

C. Subject to the terms and conditions hereof, the Shareholder hereby subscribes the Shares in the amount set forth in Appendix A, which amount is payable as described in Section 4 hereof.

D. This Agreement, , and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the "**Transaction Documents**".

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Shares Common Shares. Upon the terms and subject to the conditions of this Agreement, the Company may sell and issue to the Investor and the Investor shall be obligated to purchase from the Company, up to an aggregate of One Million Dollars ($1,000,000) worth of Common Stock at a purchase price of $0.03 (Three cents).

1.1. Form of Payment. On the Closing Date, Investor shall pay the purchase price to Company via wire transfer of immediately available funds against delivery of the Shares.

1.2. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in this Agreement, the date of the issuance and sale of the Shares to this Agreement (the "**Closing Date**") shall be April 30, 2017, or such other mutually agreed upon date. The closing of the transactions

contemplated by this Agreement (the "**Closing**") shall occur on the Closing Date by means of the exchange by email of .pdf documents, but shall be deemed to have occurred at the offices of Immune Therapeutics Inc Orlando Florida. Each party shall deliver the following documents, instruments and writings at or prior to the Initial Closing:

(a) Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company;

(b) Investor shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by the Investor;

(ii) ____________ Dollars ($________)

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES

1.3. Payments by check should be mailed with this executed Agreement including the Accredited Investor Questionnaire to:

Wire Transfers can be made pursuant to the following instructions:

Bank of America
401 E Las Olas Blvd,
Fort Lauderdale, FL 33301
USA

For account: Immune Therapeutics Inc
37 N Orange Ave Ste 607
Orlando, FL 32801-2439

Account Number: 898069168221

ABA/Routing Number: 026009593

Representations, Warranties and Covenants.

1.4. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to and covenants with the Company and each officer, director and agent of the Company that:

(a) The Shareholder has all requisite authority to enter into this Agreement and to perform all the obligations required to be performed by the Shareholder hereunder;

(b) The Shareholder is not an entity formed in a State where the issuance of the Shares to it would constitute a violation of the securities, "blue sky" or other similar laws of such jurisdiction;

(c) Each owner or member of the Shareholder is an "accredited investor" as such term is defined in Rule 501(a)(8) of the 1933 Act. Neither the Shareholder nor any of its affiliates, are "affiliates" with the Company or any other shareholder of the Company, as that term is defined in the 1933 Act. Shareholder has completed the Accredited Investor Questionnaire attached hereto as Appendix C;

(d) The Shareholder will not engage in any activity that will constitute a distribution of the Shares and will not violate Regulation M or any other federal or state securities laws. The Shareholder is experienced in such matters and understands the applicable laws and regulations;

(e) The Shareholder understands that the investment in the Company through the Shares involves various risks and that the Shareholder may lose its entire investment.

(f) The Shareholder understands that no federal or state agency has passed upon the Shares or made any findings or determination concerning the fairness or advisability of this investment.

(g) The Shareholder hereby agrees not to, except as contemplated by the transaction set forth herein, to purchase or sell the Company's stock or any equity instrument related to the Company's stock "on the basis of," as such term is defined in Rule 10b5-1 of the Securities and Exchange Act of 1934, any material nonpublic information disclosed in discussions and exchanges relating to this Agreement until such material nonpublic information is disclosed to the public.

2. Representations and Warranties of the Company. The Company represents and warrants to the Shareholder as follows:

2.1. The Company is a corporation duly organized and validly existing;

(a) The execution, delivery and performance of this Agreement and the consummation of the issuance of the Shares and the transactions contemplated by this Agreement are within the Company's corporate powers and have been duly authorized by all necessary corporate and stockholder action on behalf of the Company. The Company hereby guarantees that the delivered Shares are good delivery and will clear transfer thereof;

(b) This Offering is being conducted in reliance upon the exemption from the registration requirements pursuant to Section 4 of the 1933 Act;

(c) The Company will provide the Shareholder with the opportunity to ask questions of and receive answers from the Company and its executive officers concerning the Company an the terms and conditions of the sale of the Shares, and to obtain any additional information that the Company possesses or can obtain without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished by the Company in connection herewith; provided, however, that the Company will not provide any information to the Shareholder that is not otherwise publically available;

(d) The Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended;

(e) The Company is neither an investment company nor a development stage company without a specific business plan, as defined under the pertinent securities laws; and

(f) Status of Shareholder. The Shareholder is an "accredited investor" as such term is defined in Rule 501(a)(8) of the 1933 Act.

(g) Restrictions on Transfer or Sale of Securities. The Shareholder has not offered or sold any portion of the Shares to others prior to the Closing.

3. Conditions to Investor's Obligation to Purchase. The obligation of Investor hereunder to purchase the Shares and the Warrant at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor's sole benefit and may be waived by Investor at any time in its sole discretion:

3.1. Company shall have executed this Agreement, the Warrant and delivered the same to Investor.

3.2. Company shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Company herein or therein

4. Brokers or Finders fees. Neither the Shareholder nor the Company has entered into any agreement to pay any broker's or finder's fees to any third party with respect to this Agreement or the transactions contemplated hereby. The Shareholder and the Company shall indemnify and hold each other harmless against any losses, claims, damages, liabilities or actions to which the other may become subject arising out of or based upon any broker's or finder's fees which are not the fault of such other party.

5. Waiver; Amendment; Indemnifications. Neither this Agreement nor any provisions hereof shall be modified, amended, discharged or terminated except by an instrument in writing, signed by the party against whom any modification, amendment, discharge or termination is sought. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same on any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

6. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company (except to a subsidiary or parent entity of the Company) or the Shareholder without prior written consent of the other parties to this Agreement.

7. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER DETERMINED, IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF FLORIDA TO THE RIGHTS AND DUTIES OF THE PARTIES; PROVIDED HOWEVER, THAT ALL LAWS PERTAINING OR RELATING TO CORPORATE GOVERNANCE OF THE COMPANY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF FLORIDA TO THE CORPORATE GOVERNANCE OF THE COMPANY.

8. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

10. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

If to the Company, to it at the following address:

Immune Therapeutics Inc
37 North Orange Ave Suite 607
Orlando, Florida 32801

If to the Shareholder, to it at the address set forth on the signature page hereunder.

Or at such other address as either party shall have specified by notice in writing to the other.

11. Binding effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

12. Survival. All representations, warranties and covenants contained in this Agreement shall survive (i) the acceptance of the subscription by the Company, (ii) changes in the transactions, documents and instruments described herein which are not material or which are to benefit of the Shareholder, and (iii) the death or disability of the Shareholder.

13. Notification of Changes. The Shareholder hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing pursuant to this Agreement which would

cause any representations, warranty or covenant of the Shareholder contained in this Agreement to be false or incorrect.

14. Entire Agreement. This Agreement, including any appendices attached hereto, supersede all prior discussions and agreements among the parties hereto with respect to the subject matter hereof and thereof and contain the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.

15. Expenses; Attorneys Fees. Except as otherwise expressly set forth herein, each party shall pay all expenses incurred by it or on its behalf in connection with this Agreement or any transaction contemplated hereby.

16. Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalided under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date below.

The Issuer:

Noreen Griffin, CEO
Immune Therapeutics
May 1, 2017

The Shareholder:

Appendix A

$0.03 consisting of one share of common stock of Immune Therapeutics, Inc	Amount To Be Paid by Shareholder
10 million Shares	300,000

Shares to be issued in the name of: IRA Gaines Trustee Paradise Wire + Cable D/B/O/P

ADDRESS: 7000 No. 16 [illegible] St.
Phx, AZ. 85020

TAX ID # 086-38-0742



2017 Q2 IMUN SPA Gaines $300k 10 Million shares with date

Adobe Sign Document History 05/01/2017

Created:	05/01/2017
By:	Kelly Wilson (kelly.wilson@immunetherapeutics.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAAO4ME_Si2kANhcgF2SLQdXzIJHUeEhkzT

"2017 Q2 IMUN SPA Gaines $300k 10 Million shares with date" History

- Document created by Kelly Wilson (kelly.wilson@immunetherapeutics.com)
  05/01/2017 - 8:36:39 AM EDT- IP address: 72.238.15.200

- Document emailed to Noreen Griffin (noreen.griffin@immunetherapeutics.com) for signature
  05/01/2017 - 8:37:12 AM EDT

- Document e-signed by Noreen Griffin (noreen.griffin@immunetherapeutics.com)
  Signature Date: 05/01/2017 - 8:37:39 AM EDT - Time Source: server- IP address: 72.238.15.200

- Signed document emailed to peter.aronstam@immunetherapeutics.com, gaustin@austinlegalgroup.com, Kelly Wilson (kelly.wilson@immunetherapeutics.com), Noreen Griffin (noreen.griffin@immunetherapeutics.com) and rmolski@att.net
  05/01/2017 - 8:37:39 AM EDT

WARRANT TO PURCHASE COMMON STOCK

Date of Issuance **May 1, 2017** Void after **May 1, 2022**

Immune Therapeutics, Inc.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

This Warrant to Purchase Shares of Common Stock (this "Warrant") is issued to **IRA GAINES** (the "Holder") by **IMMUNE THERAPEUTICS, INC.**, a Florida corporation with offices at 37 North Orange Avenue, Suite 607, Orlando, Florida 32801 (the "Company").

1. Purchase of Shares.

(a) Number of Shares. Subject to the terms and conditions set forth herein, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company one million, five-hundred thousand shares (1,500,000) fully paid and nonassessable shares of the Company's Common Stock, par value $0.0001 per share (the "Common Stock").

(b) Exercise Price. The exercise price for the shares of Common Stock issuable pursuant to this Section 1 (the "Shares") shall be **$0.15** per share (the "Exercise Price"). The Shares and the Exercise Price shall be subject to adjustment pursuant to Section 6 hereof.

2. Exercisability; Exercise Period; Expiration.

(a) Exercisability, Exercise Period. This Warrant shall only be exercisable during the Exercise Period. The "Exercise Period" shall mean the period commencing on May 1, 2017 through May 1, 2022.

(b) Expiration. This Warrant shall no longer be exercisable and become null and void on the earliest to occur of (i) 5:00 p.m on May 1, 2022 or (ii) the consummation of a Corporate Transaction (as defined below).

(c) Notice. In the event of a Corporate Transaction, the Company shall provide the Holder with no less than forty-five (45) days written notice prior to consummation of such transaction.

(d) Definitions. As used herein,

(i) "Corporation Transaction" shall mean (i) the closing of the sale, transfer or exclusive worldwide license of all or substantially all of the Company's assets or intellectual property, (ii) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 50% of

the voting power of the capital stock of the Company or the surviving or acquiring entity), (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company's securities), of the Company's securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Company (or the surviving or acquiring entity), or (iv) a liquidation, dissolution or winding up of the Company; provided, however, that a transaction shall not constitute a Corporation Transaction if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately prior to such transaction.

3. Method of Exercise.

(a) While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i) the surrender of this Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Chief Financial Officer of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

(ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

(b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3(a) above. At such time, the person or persons in whose name or names any certificate for the Shares shall be issuable upon such exercise as provided in Section 3(c) below shall be deemed to have become the holder or holders of record of the Shares represented by such certificate.

(c) As soon as practicable after the exercise of this Warrant in whole or in part, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of Shares to which such Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares equal to the number of such Shares described in this Warrant minus the number of such Shares purchased by the Holder upon all exercises made in accordance with Section 3(a) above.

4. Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Holder that:

(a) Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to carry on its business as now conducted.

(b) Authorization. All corporate action has been taken on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution and delivery of this Warrant. This Warrant constitutes the Company's valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights, and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The issuance of this Warrant will not be subject to preemptive rights of any shareholder of the Company. The Company has authorized sufficient shares of Common Stock to allow for the exercise of this Warrant.

(c) Valid Issuance of Common Stock. The Shares, when issued, sold, and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Holder in this Warrant, will be issued in compliance with all applicable federal and state securities laws.

6. Representations and Warranties of the Holder. In connection with the transactions provided for herein, the Holder hereby represents and warrants to the Company that:

(a) Authorization. Holder represents that Holder has full power and authority to enter into this Warrant. This Warrant constitutes the Holder's valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights, and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is entered into by the Holder in reliance upon such Holder's representation to the Company that the Warrant and the Shares (collectively, the "Securities") will be acquired for investment for the Holder's own account, not as a nominee or agent.

(c) Disclosure of Information. The Holder acknowledges that Holder has received all the information Holder considers necessary or appropriate for deciding whether to acquire the Securities. The Holder further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

(d) Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that he is able to fend for himself, can bear the economic risk of his investment, and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Securities.

(e) Accredited Investor. The Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act").

7. Adjustment of Exercise Price and Number of Shares. The number and kind of Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 7(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Share payable hereunder, provided the aggregate Exercise Price shall remain the same.

8. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

9. Shareholder Rights. Other than as stated above, prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, or be entitled to any shareholder notice or other communication concerning the business or affairs of the Company.

10. Transfer of Warrant.

(a) This Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity (other than an Affiliate (defined below) of Holder) only with the Company's prior written consent.

(b) Any transfer in accordance with the foregoing shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, and delivery of an executed assignment to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the new holders one (1) or more appropriate new warrants.

For purposes of this Section 10, "Affiliate" of any person or entity shall mean any person or entity that is controlled by or is under common control with Holder (or its transferee) where control means directly or indirectly owning a majority of the outstanding equity interests of the person specified.

11. Governing Law. This Warrant shall be governed by and construed under the laws of the State of Florida.

12. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

13. Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

14. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by facsimile or electronic transmission on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 14):

If to the Company:

Immune Therapeutics, Inc
37 North Orange Ave, Suite 607,
Orlando, FL 32801
Att: Chief Financial Officer
Facsimile no.: (407) 545-3226
Peter.Aronstam@immunetherapeutics.com

If to Holder:

Ira Gaines
7000 N. 16th Street, Suite 120, #503
Phoenix, Arizona 85020-5547
ijgaines@aol.com

15. Entire Agreement; Amendments and Waivers This Warrant and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Nonetheless, any term of this Warrant may be amended and the observance o any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder; or if this Warrant has been assigned in part, by the holders or rights to purchase a majority of the shares originally issuable pursuant to this Warrant.

16. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date above written.

Immune Therapeutics, Inc.

By: ______________________

Name: Noreen Griffin

Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

Ira Gaines
Ira Gaines (May 2, 2017)
____

IRA GAINES

NOTICE OF EXERCISE

Immune Therapeutics, Inc.
37 North Orange Ave, Suite 607,
Orlando, FL 32801
Attn: Chief Financial Officer

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

_shares of Common Stock pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such Shares in full, together with all applicable transfer taxes, if any.

Net Exercise the attached Warrant with respect to Shares.

The undersigned hereby represents and warrants that the Representations and Warranties in Section 6 of the Warrant are true and correct as of the date hereof.

HOLDER:

Date: ________________ By: ________________________________

Address: ________________________________

____

____

Name in which shares should be registered:

____



2017 Q2 IMUN Gaines Warrant

Adobe Sign Document History 05/02/2017

Created:	05/01/2017
By:	Kelly Wilson (kelly.wilson@immunetherapeutics.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAAEDwN8VzlEx-TfimFNJvy4CXpuCwBqlt9

"2017 Q2 IMUN Gaines Warrant" History

Document created by Kelly Wilson (kelly.wilson@immunetherapeutics.com)
05/01/2017 - 8:22:43 AM EDT- IP address: 72.238.15.200

Document emailed to Noreen Griffin (noreen.griffin@immunetherapeutics.com) for signature
05/01/2017 - 8:23:20 AM EDT

Document emailed to Ira Gaines (ijgaines@aol.com) for signature
05/01/2017 - 8:23:20 AM EDT

Document e-signed by Noreen Griffin (noreen.griffin@immunetherapeutics.com)
Signature Date: 05/01/2017 - 8:24:11 AM EDT - Time Source: server- IP address: 72.238.15.200

Document viewed by Ira Gaines (ijgaines@aol.com)
05/01/2017 - 3:31:57 PM EDT- IP address: 184.176.139.12

Document viewed by Ira Gaines (ijgaines@aol.com)
05/02/2017 - 4:53:54 PM EDT- IP address: 184.176.139.12

Document e-signed by Ira Gaines (ijgaines@aol.com)
Signature Date: 05/02/2017 - 8:40:38 PM EDT - Time Source: server- IP address: 184.176.139.12

Signed document emailed to Noreen Griffin (noreen.griffin@immunetherapeutics.com), Kelly Wilson (kelly.wilson@immunetherapeutics.com), rmolski@att.net, gaustin@austinlegalgroup.com, Ira Gaines (ijgaines@aol.com) and peter.aronstam@immunetherapeutics.com
05/02/2017 - 8:40:38 PM EDT